UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2014

GREENHUNTER RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33893	20-4864036
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1048 Texan Trail GRAPEVINE, TEXAS	76051
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 410-1044

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On March 26, 2014, the Company’s wholly-owned subsidiary, GreenHunter Water, LLC, sold a saltwater disposal well and associated equipment located in DeWitt County, Texas pursuant to an Asset Purchase Agreement with Clear Water Resources Partners, LLC. The Westhoff Hunter SWD well was sold for total consideration of Three Million Three Hundred Seventy Five Thousand Dollars ($3,375,000). The Company received $1,000,000 cash at closing and received a promissory note for the remaining balance of the purchase price at an interest rate of 10% per annum. The note has a final maturity date of May 1, 2016. The Asset Purchase Agreement is incorporated herein by reference and is attached hereto as Exhibit 10.1. The Company’s press release dated March 27, 2014 is incorporated herein by reference and is attached hereto as Exhibit 99.1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENHUNTER RESOURCES, INC.

Date: March 28, 2014	By:	/s/ Morgan F. Johnston
Sr. Vice President, General Counsel and Secretary

Exhibit Number	Exhibit Title

10.1	Asset Purchase Agreement by and among GreenHunter Water, LLC, Westhoff Hunter LLC and Clear Water Resource Partners LLC dated March 26, 2014

99.1	Press Release dated March 27, 2014